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                                 EXHIBIT 23.b.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report, dated January 29, 1999, relating to the financial statements of Commerce Bank/Harrisburg, N.A. incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1998.


                         /s/ BEARD & COMPANY, INC.

Harrisburg, Pennsylvania
June 30, 1999